Exhibit 99.1

TRIBUNE PUBLISHING RECEIVES $70.5 MILLION GROWTH CAPITAL

INVESTMENT FROM NANT CAPITAL

Nant Capital Founder, Dr. Patrick Soon-Shiong, Has Been Invited to Join the Tribune Publishing Board as Vice Chairman; Will Serve Beginning June 2, 2016

CHICAGO, May 23, 2016 — Tribune Publishing Co. (NYSE: TPUB) today announced that it has entered into an agreement under which it will receive a $70.5 million growth capital investment from Nant Capital, LLC, which was founded by Dr. Patrick Soon-Shiong, in exchange for Tribune common stock.  Tribune has agreed to issue an aggregate of 4,700,000 shares of its common stock to Nant Capital at $15.00 per share to support the Company’s transformation strategy.  The shares to be purchased by Nant Capital, similar to those purchased in the February 4, 2016 investment by Merrick Media, are subject to a three-year lock up.  In connection with the transaction, Dr. Patrick Soon-Shiong has been invited to join the Tribune Publishing Board of Directors as Vice Chairman. He will begin serving on June 2, 2016.

Said CEO Justin Dearborn, “We are committed to completely transforming Tribune Publishing and Dr. Soon-Shiong is a tremendous addition to those efforts.  He is an innovative and visionary leader with a proven ability to leverage technology and research to drive transformative change and create significant shareholder value.  Tribune will benefit from Dr. Soon-Shiong’s penetrating insights and unparalleled technology experience as we execute our strategy.  Nant Capital’s investment demonstrates strong support for our plan and provides additional capital to accelerate our growth strategies for the benefit of our shareholders and all other Tribune stakeholders.”

Dr. Soon-Shiong stated, “All industries go through cycles and Tribune, recognizing the vital role of technology in the future of publishing, is transitioning from a legacy newspaper company to a technology and content company.  Its award-winning brands offer significant value creation potential, and I look forward to helping deliver value for shareholders by applying my technology expertise to accelerate content-monetization through the innovative Tronc platform.   I grew up in apartheid South Africa.  I believe it is critical to our democracy and to our way of life that we have a strong, vibrant media and that it continues to function as the fourth estate.”

Following the transaction, Nant Capital will own approximately 12.9% of Tribune Publishing’s outstanding shares, making Nant Capital Tribune’s second largest shareholder. Nant Capital has entered into customary standstill arrangements, including limitations on additional share acquisitions and an agreement to vote its shares in connection with the election of directors and any change of control transaction involving the Company proportionally to how all other shares of Tribune common stock are voted.

Tribune Publishing also announced it has entered into a term sheet with NantWorks, LLC for a co-exclusive, non-transferable, fee-bearing license pursuant to which Tribune will receive access to over 100 machine vision and artificial intelligence technology patents for news media applications as well as access to and use of studio space made available by NantStudio, LLC, a subsidiary of NantWorks, LLC.   Under the term sheet, Tribune Publishing will issue to NantStudio, LLC 333,333 shares of Tribune common stock and will be entitled to retain the first $80 million in revenues derived from the licensed patents royalty free, after which Tribune will pay to NantWorks a 6% royalty on subsequent revenues.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Tribune Publishing’s expectations regarding the appointment of Dr. Patrick Soon-Shiong to its Board of Directors and the transactions contemplated by the term sheet with NantWorks, LLC. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Tribune Publishing’s actual results from those described in these forward-looking statements may result from actions taken by Tribune Publishing as well as from risks and uncertainties beyond Tribune Publishing’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; the Company’s ability to adapt to technological changes; the Company’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s success in implementing expense mitigation efforts; the Company’s reliance on third-party vendors for various services; adverse results from litigation, governmental investigations or tax-related proceedings or audits; the Company’s ability to attract and retain employees; the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s indebtedness and ability to comply with debt covenants applicable to its debt facilities; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About Dr. Patrick Soon-Shiong:

Dr. Patrick Soon-Shiong, 63 is a widely recognized and award winning physician, surgeon and scientist, who has pioneered novel therapies for both diabetes and cancer, published over 100 scientific papers, and has over 170 issued patents worldwide on groundbreaking advancements spanning myriad fields of technology and medicine.

From 1997 to 2010 Dr. Soon-Shiong served as founder, Chairman and CEO of two global pharmaceutical companies, American Pharmaceutical Partners and Abraxis BioScience.  Both were acquired for multi-billion dollars in 2008 and 2010, respectively.  In 2011, he founded NantWorks, an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network.  In 2015, he initiated the public offering of NantKwest, setting a record when trading opened on Nasdaq as the largest biotech IPO by market cap in history.

Dr. Soon-Shiong serves as Chairman of the Chan Soon-Shiong Family Foundation, Chairman and CEO of the Chan Soon-Shiong Institute of Molecular Medicine, a non-profit medical research organization, and Chairman and CEO of NantKwest (NASDAQ: NK), an immunotherapy company focusing on Natural Killer cells.  He currently co-chairs the CEO Council for Health and Innovation at the Bipartisan Policy Center and is a member of the Global Advisory Board of Bank of America.  He is an Adjunct Professor of Surgery at UCLA, and a visiting Professor at the Imperial College of London and Dartmouth College.

About NantVentures:

NantVentures funds transformative ideas and technologies that enable enduring improvements in human life with a primary focus on healthcare, life sciences, medical diagnostics, mobile technology, semi-conductors, nano-optics, artificial intelligence, cloud computing, alternative energy and scientific innovations that are on the bleeding edge of biology, chemistry, and physics.  Capital investments in private and public entities range from single digit to multimillion dollar commitments. For more information, please visit http://www.nantventure.com/

About NantStudios:

The only next generation soundstage easily configurable to both traditional and virtual production with a pre-lit 360° green screen and compatible with real-time compositing.  A premium smart stage optimized for virtual production where productions can merge the digital and physical world in real time.  This is the largest independent 360 green screen stage in Hollywood. For more information, please visit www.nantstudio.com

About Tribune Publishing:

Tribune Publishing Company (NYSE: TPUB) is a diversified media and marketing-solutions company that delivers innovative experiences for audiences and advertisers across all platforms. The company’s diverse portfolio of iconic news and information brands includes 11 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; San Diego; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy, El Sentinel and VidaLatina, making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing Company is headquartered in Chicago.

(TPUB-F)

Investor Contacts: Kimbre Neidhart, 469-528-9366 kneidhart@tribpub.com Tom Germinario/Kristian Klein/Ed McCarthy 212-269-5550

Press Contacts (Tribune):

Dana Meyer, 312-222-3308

dmeyer@tribpub.com

Bryan Locke/Robin Weinberg/Jenny Gore

312-895-4700

Press Contacts (Nant Capital/Dr. Soon-Shiong):

Michael Sitrick

mike_sitrick@sitrick.com

(310) 788-2850

(310) 502-4459

Jen Hodson

Jen@nantworks.com

Public Relations Director

Tel - 310-853-7802

Cell - 562-397-3639